Exhibit 4.1


NUMBER RAP                                                         _____ SHARES
a Corporation Formed Under the Laws
of the State of Maryland
                                                                   CUSIP ______

                         RECKSON ASSOCIATES REALTY CORP.


THIS CERTIFIES THAT


_______________________________________________________________


IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF 7-5/8% SERIES A CONVERTIBLE CUMULATIVE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE, $.01 PAR VALUE PER SHARE, OF

RECKSON ASSOCIATES REALTY CORP. (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and requested by the Transfer Agent and Registrar.

In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

SEE REVERSE FOR CERTAIN
DEFINITIONS  AND RESTRICTIONS                      [SEAL]

Countersigned and Registered:
                                                  ______________________________
AMERICAN STOCK TRANSFER & TRUST COMPANY                     President
   Transfer Agent and Registrar

By:  ______________________________               ______________________________
         Authorized Signature                     Executive Vice President



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                                IMPORTANT NOTICE

         The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

         The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no person may (i) Acquire any shares of Series A Preferred Stock, if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series A Preferred Stock in excess of 20% of the outstanding Series A Preferred Stock of the Corporation or
(ii) Beneficially Own or Constructively Own any shares of Series A Preferred Stock such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9%in value of the aggregate of the outstanding shares of Capital Stock of the Corporation. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series A preferred Stock in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series A Excess Preferred Stock would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series A Excess Preferred Stock which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                                   ----------
         KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR
         DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS
            A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                                   ----------

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM--as  tenants in common      UNIF GIFT MIN  ACT--______  Custodian  _____
TEN ENT--as tenants by the                        (Cust)            (Minor)
           entireties               under Uniform Gifts to Minors Act of ______
JT TEN-- as joint tenants with                                           (State)
           right of survivorship
           and not as tenants
           in common

     Additional abbreviations may also be used though not in the above list.


FOR VALUE  RECEIVED,  _______________________  HEREBY SELL,  ASSIGN AND TRANSFER
UNTO

Please insert social security or other identifying number of assignee

-----------------------------------------------

-----------------------------------------------


--------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)


________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________SHARES
OF CAPITAL STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT


_____________________________________________________________________ATTORNEY TO
TRANSFER THE SAID SHARES OF CAPITAL STOCK ON THE BOOKS OF THE CORPORATION WITH THE POWER OF SUBSTITUTION IN THE PREMISES.


Dated _____________________________     ________________________________________
                                        NOTICE: The Signature To This Assignment
                                        Must Correspond With The Name As Written
                                        Upon  The  Face  Of The  Certificate  In
                                        Every Particular,  Without Alteration Or
                                        Enlargement Or Any Change Whatsoever.


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